Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	APRIL 1, 2016

SYKES ENTERPRISES, INCORPORATED
COMPLETES ACQUISITION OF TECH-ENABLED
DEMAND GENERATION AND SALES CONVERSION SERVICES
LEADER CLEARLINK

TAMPA, FL – April 1, 2016 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global business process outsourcing (BPO) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, announced today that is has completed the acquisition of Clear Link Holdings, LLC and its subsidiaries (Clearlink). Founded in 2003, U.S. based Clearlink is one of the leading inbound demand generation and sales conversion platforms serving numerous Fortune 500 business-to-consumer (B2C) and business-to-business (B2B) clients across various industries and subsectors, including telecommunications, satellite television, home security and insurance. The Company expects to update its business outlook, which reflects the contribution from Clearlink, when it reports its second quarter 2016 results, as previously indicated.

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1  ¡  800  ¡  TO  ¡  SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

President & Chief Executive Officer Chuck Sykes commented, “Since the announcement of the acquisition, the response from clients has been overwhelmingly positive about the combination, given Clearlink’s solid reputation in the industry. Just as important, the employees of Clearlink have registered their enthusiasm about being part of the greater SYKES family. Combining Clearlink’s digital marketing, demand generation, and sales conversion model with SYKES’ post-sales customer care and support capabilities will allow us to provide the market with a unique and differentiated global customer interaction management platform that more effectively engages digital consumers at every touch point in the customer lifecycle. The end result: not only more profitable customer engagements and greater customer loyalty for our clients, but also growth and opportunities for our employees and long-term value creation for our shareholders.”

Credit Suisse Securities (USA) LLC served as a sole financial advisor to SYKES on the transaction, while Petsky Prunier Securities and Harris Williams & Co. served as co-financial advisors to Clearlink. Shumaker, Loop & Kendrick, LLP served as SYKES’ legal advisor, while Alston & Bird LLP served as Clearlink’s legal advisor.

About Sykes Enterprises, Incorporated

SYKES is a global business process outsourcing (BPO) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, primarily in the communications, financial services, healthcare, technology, transportation and retail industries. SYKES’ differentiated end-to-end service platform effectively engages consumers at every touch point in their customer lifecycle, starting from digital marketing and acquisition to customer support, technical support, up-sell/cross-sell and retention. Headquartered in Tampa, Florida, with customer contact engagement centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat, social media and digital self-service. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

About CLEARLINK

Clearlink partners with the world’s leading brands to extend their reach, drive valuable transactions, and deepen consumer insight. Clearlink has delivered millions of customers to its brand partners, including AT&T, CenturyLink, Travelers, Safeco, and DISH, among others, through its customized marketing, sales, and technology platform. Headquartered in Salt Lake City, Utah and established in 2003, Clearlink employs more than 1,300 sales, marketing, and technology professionals. To learn more, visit www.clearlink.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and CLEARLINK and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

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